UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of Earliest Event Reported): July 26, 2010

IRIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9172 Eton Avenue

Chatsworth, CA 91311

(Address of Principal Executive Offices/Zip Code)

(818) 709-1244

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Reference is made to the description of the Merger Agreement under Item 2.01 of this report, which description is incorporated by reference into this Item 1.01.

Reference is made to the description of the Employment Agreements under Item 5.01 of this report, which description is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Allied Path Acquisition

On July 28, 2010, we acquired AlliedPath, Inc. (“Allied Path”), a molecular diagnostics company, as a result of the merger of our wholly-owned subsidiary API Acquisition Corp. with and into Allied Path pursuant to the terms of a Merger Agreement dated July 26, 2010 between us, Allied Path, API Acquisition Corp., and Bruce Huebner, the representative of Allied Path’s stockholders (the “Merger Agreement”). As consideration for the merger, Allied Path’s stockholders, option holders and warrant holders received an aggregate of $4.7 million in cash. We did not assume any outstanding options or warrants of Allied Path in connection with the merger.

Further, the former Allied Path stockholders may receive an aggregate earn-out payment of up to an additional $1.3 million in the event the acquired business reaches certain milestones set forth in the Merger Agreement. The earn-out payment will be issued to the former Allied Path common stockholders, option holders and warrant holders, ratably in accordance with the terms of the Merger Agreement. Certain of the former Allied Path stockholders also entered into non-competition agreements and support agreements with the Company in connection with the merger.

Five hundred thousand ($500,000) of the cash merger consideration otherwise payable to the former Allied Path stockholders, option holders and warrant holders in the merger will be held in escrow for twenty months for the purpose of reimbursing and compensating us for certain Allied Path balance sheet liabilities and any indemnification claims made pursuant to the Merger Agreement.

The press releases announcing the closing of the merger transaction, and providing updated earnings guidance as a result of the merger transaction, are furnished as Exhibit 99.1 and Exhibit 99.2, respectively to this report and are incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Merger, we entered into an Employment Agreement with each of Vance R. White, Ph.D. and Philip Ginsburg, M.D., effective July 28, 2010.

Vance R. White, Ph.D. – Corporate Vice President, President of IRIS CLIA Laboratory Division

Vance R. White, Ph.D. (age 63) has most recently served as a consultant to the Company. From July 2007 through February 2010, Dr. White was employed as Chief Executive Officer and Director of Adnavance Technologies, Inc., an early-stage molecular diagnostics company. Previously Dr. White was employed as Chief Executive Officer and Director of Xenomics, Inc. (September 2004 – December 2006) and Nanogen (April 2000 – December 2002), both publicly traded early-stage molecular diagnostics companies. Dr. White has 35 years of senior level experience in the healthcare industry, including medical laboratories, medical diagnostics and medical devices. Dr. White received a B.S. in Chemistry and Ph.D. in Analytical Chemistry from the University of Houston and received his post-doctoral training at the University of Alabama at Birmingham. He is also qualified as a CLIA licensed laboratory director.

Our Employment Agreement with Dr. White provides that he will receive an annual base salary of $250,000. On July 28, 2010, Dr. White received a 7 year stock option valued at $337,500, which such option will vest over a four year period, 25% on the first anniversary of his start date, and the remainder ratably on a quarterly basis thereafter. Additionally, July 28, 2010, Dr. White received a restricted stock unit valued at $112,500, which will vest over four year period, 25% on a date which is 13 months following his start date, and the remainder on a quarterly basis thereafter. Dr. White will be eligible to earn a cash bonus and will be eligible to receive stock-based compensation. Such awards will be contingent upon the Company achieving certain financial goals and Dr. White satisfying certain individual objectives to be established by the Chief Executive Officer and/or Compensation Committee of the Board of Directors, in a manner commensurate with other senior executive officers. Dr. White will be entitled to receive all benefits generally available to our senior executives.

Philip J. Ginsburg, M.D. – Corporate Vice President, Chief Medical Officer

Philip J. Ginsburg, M.D. (age 54) was employed as Chief Executive Officer and Chief Medical Officer of Allied Path from November 1, 2008 through the completion of the merger. Dr. Ginsburg has more than 20 years of commercial medical laboratory experience both in the United States and internationally. He is a former principal and pathologist at Lancet Laboratories, a large national laboratory in South Africa. In 1997, Dr. Ginsburg moved to the U.S. and worked as a medical director at Quest Diagnostics laboratories and as a consultant for venture capital firms and companies in the pharmaceutical and biotechnology industry. From September 29, 2003 to November 29, 2006, Dr. Ginsburg served as senior medical director at Gen-Probe, Inc., a publicly traded molecular diagnostics company, where he provided clinical and strategic leadership for the development and commercialization of a prostate cancer molecular diagnostic test. Dr. Ginsburg is an accomplished speaker having presented at numerous medical and pharmaceutical conferences worldwide.

Our Employment Agreement with Dr. Ginsburg provides that he will receive an annual base salary of $240,000. On July 28, 2010, Dr. Ginsburg received a 7 year stock option valued at $300,000, which such option will vest over a four year period, 25% on the first anniversary of his start date, and the remainder ratably on a quarterly basis thereafter. Additionally, on July 28, 2010, Dr. Ginsburg received a restricted stock unit valued at $100,000, which will vest over four year period, 25% on a date which is 13 months following his start date, and the remainder on a quarterly basis thereafter. Dr. Ginsburg will be eligible to earn a cash bonus and will be eligible to receive stock-based compensation. Such awards will be contingent upon the Company achieving certain financial goals and Dr. Ginsburg satisfying certain individual objectives to be established by the Chief Executive Officer and/or Compensation Committee of the Board of Directors, in a manner commensurate with other senior executive officers. Dr. Ginsburg will be entitled to receive all benefits generally available to our senior executives.

If either executive’s employment is terminated by the Company without cause or by him for good reason, he is entitled to receive a severance payment equal to 12 months of his base salary at the termination date. If his employment is terminated by the Company without cause or by the executive for good reason at any time within 3 months prior to and 18 months following a change of control, the severance benefits will instead consist of (i) an amount equal to 1.5 times the sum of his then current annual base salary and his average bonus over the prior two fiscal year period, (ii) continuation of health and welfare benefits for a period of 18 months following termination of employment, and (iii) acceleration of 100% of all unvested stock options, restricted stock, restricted stock units and all other equity compensation awards.

For purposes of determining if and when severance payments are payable, the employment agreement provides that a “change in control” will mean (i) the dissolution or liquidation of the Company, (ii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company, (iii) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own thirty five percent (35%) or more of the voting stock of the continuing or surviving corporation immediately after such merger or consolidation; or (iv) a change of fifty percent (50%) (rounded to the next whole person) in the membership of the Company’s Board of Directors within a twelve (12)-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of a majority of the directors then still in office who were in office at the beginning of the twelve (12)-month period.

Dr. White has provided consulting services to the Company prior to the closing pursuant to an Independent Consulting Agreement dated December 21, 2009. The consulting agreement was terminated on June 30, 2010. Pursuant to the consulting agreement, Dr. White assisted the Company on an as-needed basis in connection with the due diligence of laboratories for which we paid him $178,237 in aggregate consulting fees. Dr. Ginsburg was a significant stockholder of Allied Path prior to the completion of the merger as described in Item 2.01 above. Except for the Merger Agreement and these consulting services, neither executive had any material interest, direct or indirect, in any material transaction to which we were a party during the last two years, and does not have any such interest in any material transaction which is presently proposed. Neither executive has any family relationship with any other director, executive officer or person nominated or chosen by our Board of Directors to become a director or executive officer.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Merger Agreement, dated July 26, 2010, by and among Iris International, Inc., AlliedPath Inc., and API Acquisition Corp. In accordance with Item 601(b)(2) of Regulation S-X, the disclosure schedules to the Merger Agreement have not been filed. The Merger Agreement contains a list briefly identifying the contents of all omitted disclosure schedules and Iris International, Inc. hereby agrees to furnish supplementally a copy of any omitted disclosure schedule to the Securities and Exchange Commission upon request.

10.1	Employment Agreement, dated July 28, 2010, by and between Iris International, Inc. and Vance Randal White.

10.2	Employment Agreement, dated July 28, 2010, by and between Iris International, Inc. and Philip Ginsburg.

99.1	Press Release dated July 27, 2010, published by IRIS International, Inc. announcing the entry of an agreement to acquire AlliedPath, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date: July 30, 2010	By:	/S/ MARTIN S. MCDERMUT
Martin S. McDermut,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Merger Agreement, dated July 26, 2010, by and among Iris International, Inc., AlliedPath Inc., and API Acquisition Corp.

10.1	Employment Agreement, dated July 28, 2010, by and between Iris International, Inc. and Vance Randal White.

10.2	Employment Agreement, dated July 28, 2010, by and between Iris International, Inc. and Philip Ginsburg.

99.1	Press Release dated July 27, 2010, published by IRIS International, Inc. announcing the entry of an agreement to acquire AlliedPath, Inc.

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